(n)(1)(i)

AMENDED SCHEDULE A

to the

EIGHTH AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

VOYA MUTUAL FUNDS

Classes of Shares
Funds	A	B	C	I	O	P	R	R6	W
Voya Diversified Emerging Markets Debt Fund	Ö	N/A	Ö	Ö	N/A	N/A	N/A	N/A	Ö
Voya Diversified International Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö	N/A	Ö
Voya Emerging Markets Equity Dividend Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö	N/A	Ö
Voya Global Bond Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Voya Global Equity Dividend Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö	N/A	Ö
Voya Global Natural Resources Fund	Ö	N/A	N/A	Ö	N/A	N/A	N/A	N/A	Ö
Voya Global Opportunities Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	N/A	Ö
Voya Global Perspectives Fund	Ö	N/A	Ö	Ö	N/A	N/A	Ö	N/A	Ö
Voya Global Real Estate Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö
Voya Global Value Advantage Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	N/A	Ö
Voya International Core Fund	N/A	N/A	N/A	Ö	N/A	N/A	N/A	N/A	N/A
Voya International Real Estate Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	N/A	Ö
Voya Multi-Manager Emerging Markets Equity Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	N/A	Ö
ING Multi-Manager International Equity Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö	N/A	Ö
Voya Multi-Manager International Small Cap Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö	N/A	Ö
Voya Russia Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	N/A	Ö

Last Approved: September 12, 2014

Last Amended: October 1, 2014 due to dissolution of Class B, Class C, and Class R shares for Voya Global Natural Resources Fund.